Exhibit 3.1.6

     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “MAGNUM HUNTER RESOURCES CORPORATION”, FILED IN THIS OFFICE ON THE NINTH DAY OF MAY, A.D. 2011, AT 11:50 O’CLOCK A.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2758331 8100
110508780
You may verify this certificate online at corp.delaware.gov/authver.shtml

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 8746985 DATE: 05-09-11

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:18 PM 05/09/2011
FILED 11:50 AM 05/09/2011
SRV 110508780 – 2758331 FILE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
MAGNUM HUNTER RESOURCES CORPORATION
(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)
     Magnum Hunter Resources Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with Section 242 of the Delaware General Corporation Law, does hereby certify that:
     1. The name of the corporation is Magnum Hunter Resources Corporation.
     2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 4, 1997 and the Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 13, 2002 (as amended, the “Certificate of Incorporation”).
     3. Pursuant to the authority conferred upon the stockholders of the Corporation by the Certificate of Incorporation, and pursuant to the applicable provisions of the Delaware General Corporation Law, the stockholders of the Corporation adopted the following amendment to the Certificate of Incorporation by the requisite vote at a duly called meeting of the stockholders on April 29, 2011:
The entire second sentence of “Article IV – Authorized Capital Stock” in the Certificate of Incorporation is hereby deleted in its entirety and is hereby replaced with the following:
     “The total number of shares of Common Stock this corporation is authorized to issue is 250,000,000 and each such share shall have a par value of $0.01, and the total number of shares of Preferred Stock this corporation is authorized to issue is 10,000,000 and each such share shall have a par value of $0.01.”
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned hereby duly executed this Certificate of Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this 9th day of May, 2011.

MAGNUM HUNTER RESOURCES CORPORATION

By:	/s/ Gary C. Evans
Name:	Gary C. Evans
Title:	Chairman and Chief Executive Officer